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                                  Exhibit 21

                                 SUBSIDIARIES
                                      of
                         WORLD ACCEPTANCE CORPORATION


                                                   Jurisdiction of Incorporation
Corporate Name                                            or Organization
--------------                                            ---------------

World Acceptance Corporation                              South Carolina

World Finance Corporation of South Carolina, Inc.         South Carolina

World Finance Corporation of Georgia                      Georgia

World Finance Corporation of Texas                        Texas

World Acceptance Corporation of Oklahoma, Inc.            Oklahoma

World Finance Corporation of Louisiana                    Louisiana

World Acceptance Corporation of Missouri                  Missouri

World Finance Corporation of Tennessee                    Tennessee

World Acceptance Corporation of Alabama                   Alabama

WAC Insurance Company, Ltd.                               Turks & Caicos Islands

WFC Limited Partnership                                   Texas, but not Inc.

WFC of South Carolina, Inc.                               South Carolina

World Finance Corporation of Illinois                     Illinois

World Finance Corporation of New Mexico                   New Mexico

World Finance Corporation of Kentucky                     Kentucky

WFC Services, Inc.                                        Tennessee